UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2013

HUDSON VALLEY HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers, New York		10707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 961-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2013 Hudson Valley Holding Corp. (the “Company”) issued a press release announcing the naming of Michael J. Indiveri to the position of Executive Vice President and Chief Financial Officer. Mr. Indiveri’s appointment became effective on May 10, 2013.

Michael J. Indiveri is 60 years old and has provided financial and accounting consulting services to the financial services industry since June 2011. Mr. Indiveri has served on the Board of Directors of Retail Opportunity Investments Corporation, a NASDAQ listed company, since its inception in 2007. From 2007 to 2011, Mr. Indiveri served as Executive Vice President and Chief Financial Officer of Amalgamated Bank in New York. He is a Certified Public Accountant. Mr. Indiveri has over twenty years of experience in the financial services industry.

Michael J. Indiveri was awarded and signed a Restricted Stock Award Agreement under the terms of the 2010 Omnibus Incentive Plan for total of 7,500 Restricted Stock Awards with half of the award vesting over 4 years on the anniversary of the grant commencing May 10, 2014 at a rate of 20% for each of the first and second years and a rate of 30% for each of the third and fourth years. The remaining 3,750 shares vest contingent upon the achievement of a specified performance criteria.

A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated May 13, 2013 announcing the naming of Michael J. Indiveri as Executive Vice President and Chief Financial Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

May 13, 2013	By:	Stephen R. Brown

Name: Stephen R. Brown
Title: President & Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.01	Press Release of the Company dated May 13, 2013 announcing the naming of Michael J. Indiveri as Executive Vice President and Chief Financial Officer